SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    July 16, 2002
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                            Merrill Lynch & Co., Inc.
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             (Exact Name of Registrant as Specified in its Charter)

Delaware                           1-7182                             13-2740599
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(State or Other                   (Commission                   (I.R.S. Employer
 Jurisdiction of                  File Number)               Identification No.)
 Incorporation)

4 World Financial Center, New York, New York                               10080
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:               (212) 449-1000
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         (Former Name or Former Address, if Changed Since Last Report.)

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Item 5.  Other Events
---------------------

Filed herewith is the Preliminary Unaudited Earnings Summary for the three- and six-month periods ended June 28, 2002 and supplemental quarterly information for Merrill Lynch & Co., Inc. ("Merrill Lynch"), as contained in a press release dated July 16, 2002. The results of operations set forth therein for such periods are unaudited. All adjustments, consisting only of normal recurring accruals that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented, have been included. The nature of Merrill Lynch's business is such that the results for any interim period are not necessarily indicative of the results for a full year.

On July 16, Merrill Lynch reported second quarter net earnings of $634 million, 17% higher than the second quarter of 2001. Earnings per common share were $0.72 basic and $0.66 diluted, compared with $0.63 basic and $0.56 diluted in the 2001 second quarter.

The second quarter pre-tax margin rose to 19.1%, an increase of nearly four percentage points from the year-ago quarter, despite a year-over-year decline in net revenues of 11%. These results include a provision for the $100 million payment related to the previously-announced settlement agreement with the New York State Attorney General. Excluding this provision and related costs of $11 million, the second quarter pre-tax margin was 21.4%.

"These results demonstrate our continued progress in improving profitability while enhancing our ability to serve clients, and maintaining profitable market share," said Merrill Lynch chairman and chief executive officer David H. Komansky and Stan O'Neal, president and chief operating officer. "While we remain cautious on the revenue outlook for the remainder of 2002, Merrill Lynch is appropriately sized and positioned to benefit from significant operating leverage as the environment improves. We are focused on growing our businesses and further enhancing operating discipline."

First half net earnings were $1.3 billion, 9% lower than the first six months of 2001, on net revenues which were 16% lower, at $10.0 billion. The impact of declining net revenues on earnings was limited by reduced compensation costs and a 19%, or nearly $700 million, reduction in year-to-date non-compensation expenses. The first half pre-tax margin was 19.5%, up from 18.4% in the first six months of 2001. Annualized year-to-date ROE was 12.3%.


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BUSINESS SEGMENT REVIEW:

GLOBAL MARKETS AND INVESTMENT BANKING (GMI)
-------------------------------------------

Market conditions continued to be difficult during the second quarter for the industry as a whole. Most equity indices worldwide declined by double digit percentages from the end of the 2002 first quarter, and global merger and acquisition and origination volumes continued to be subdued amid market and issuer uncertainty. However, fixed income trading conditions remained strong, benefiting from low interest rates and a favorable U.S. dollar yield curve environment.

GMI's second quarter results reflect its focus on increasing the contribution of higher margin activities, diversifying sources of revenue, and continued management discipline in improving productivity and reducing expenses.

o GMI's second quarter pre-tax earnings were $647 million, 5% below the 2001 second quarter, on net revenues that were 13% lower, at $2.3 billion. GMI's pre-tax margin increased to 27.8%, more than two percentage points above the year-ago quarter and one percentage point higher than the 2002 first quarter. These solid improvements are due in part to a 25% reduction in non-compensation expenses from the 2001 second quarter and an 8% reduction from the first quarter of this year.

o Despite generally weaker market conditions, GMI's second quarter net revenues were only 3% below first quarter 2002 levels, while pre-tax earnings and margins both increased sequentially. This strong performance was driven largely by the debt markets business, in particular the trading of interest rate and other products. Equity markets, although operating in a challenging environment, maintained solid results. Equity markets net revenues were lower than year-ago and sequential quarters due to reduced trading and origination volumes, and lower volatility. Investment banking revenues were higher than in the first quarter of 2002, due to increased debt origination and merger and acquisition revenues.

o GMI's year-to-date pre-tax earnings were $1.3 billion, 26% lower than the 2001 first half. Year-to-date net revenues were $4.7 billion, a decline of 21% from the year-ago period. GMI's year-to-date pre-tax margin was 27.2%, compared with 28.9% in the same period last year.

o GMI continues to develop its growth initiatives, remaining focused on extending its foreign exchange, mortgage, derivative and prime brokerage product offerings. GMI also continues to enhance its leading secondary equity franchise through selective investments in people and technology.

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PRIVATE CLIENT
--------------

The current challenging market environment underscores the importance of the professional investment advice provided by Merrill Lynch Financial Advisors. Merrill Lynch clients also benefit from access to an extensive range of products from proprietary and third party sources with which to address their individual financial needs. In particular, clients recognize the value of Merrill Lynch's professionally managed account services.

Actions taken in the 2001 fourth quarter to re-size Private Client's global footprint, combined with an ongoing focus on improving efficiency, reducing expenses, and building diversified, fee-based sources of revenue, has significantly increased margins.

o Private Client's second quarter pre-tax earnings were $339 million, 97% higher than the 2001 second quarter, on net revenues that were down 8%, at $2.3 billion. Private Client's pre-tax margin was 14.9%, compared with 7.0% in the year-ago quarter. These results reflect significantly improved performance both inside and outside the United States.

o Private Client's business in the United States generated a pre-tax margin of 16.7% in the second quarter. This represents an increase of more than seven percentage points from the same period last year, and is also higher than the 2002 first quarter. These improvements were driven primarily by reduced operating expenses and increased fee-based and recurring revenues. Also contributing to the year-over-year improvement was the absence of severance and other expenses associated with businesses that were outsourced or exited in the 2001 second quarter.

o Private Client continued to focus on diversifying revenues during the second quarter, as sales of annuity products and the volume of mortgage originations set new records.

o The operating environment for the Private Client business outside the United States is challenging, given more limited economies of scale and a greater historical dependence on transaction revenues. The business model continues to be evaluated to leverage Merrill Lynch's strengths in serving high- and ultra-high net worth clients outside the United States.

o The Private Client business in Japan had its best-ever quarter, growing both revenues and earnings from first quarter 2002 levels. Excluding the previously-announced transition costs associated with the re-focusing of this business, Private Client in Japan generated profitable results for the second consecutive quarter. Transition costs were still being incurred in Japan in the 2002 second quarter, albeit at a slower pace than in the first quarter, and are expected to continue to decline further in the second half of the year.

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o    Global net new money into Private Client accounts totaled $4 billion during the second quarter, including the usual seasonal outflows associated with client tax payments. Total assets in Private Client accounts declined 6% during the quarter, to $1.2 trillion, due primarily to market depreciation.

o Assets in asset-priced accounts totaled $197 billion, or 16% of total Private Client assets for the second quarter, up from 14% in the year-ago quarter. More than $20 billion of assets have flowed into annuitized products year-to-date from both new and existing clients, reflecting the high demand for managed accounts and other value-added, fee-based services.

o Year-to-date, Private Client's pre-tax earnings were $606 million, 32% higher than for the first six months of 2001 on net revenues that were 11% lower, at $4.6 billion. Private Client's year-to-date pre-tax margin was 13.3%, compared with 8.9% for the same period last year.

o Product innovation and service enhancements are important growth drivers in Private Client, which is leveraging its scale advantages through its multi-channel strategy to increase Merrill Lynch's share of clients' business. Private Client continues to expand its small business lending capabilities in the United States, and is also increasing the range of banking services it offers globally.



MERRILL LYNCH INVESTMENT MANAGERS (MLIM)
----------------------------------------

MLIM increased its earnings from the year-ago quarter, despite lower revenues, while continuing to generate strong investment performance. The 2002 second quarter represented one of MLIM's strongest quarters ever. This improvement in profitability underscores the benefit of actions taken in the past year to streamline MLIM's investment management platform, and strengthen its product range and performance.

o Investment performance continued to be strong, and remains MLIM's primary focus. For the 1- and 3-year periods ending May 2002, nearly 80% of MLIM's U.S. retail equity assets under management were above their relevant benchmark or category median. Globally, 69% of MLIM's assets under management were ahead of their benchmark or median for the same periods.

o MLIM's pre-tax earnings were $96 million, 19% higher than the 2001 second quarter on net revenues which were 16% lower, at $419 million. The pre-tax margin increased nearly seven percentage points from the year-ago quarter, to 22.9% as the year-over-year decline in revenues was more than offset by reduced expenses.


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o    Assets under management totaled $499 billion at the end of the second quarter, 6% lower than year-ago levels, due primarily to market depreciation.

o Year-to-date, MLIM's pre-tax earnings were $215 million, 25% higher than for the first six months of 2001 on net revenues that were 15% lower, at $867 million. MLIM's year-to-date pre-tax margin was 24.8%, compared with 16.8% for the same period last year.

o MLIM continues to leverage its strong investment performance and extensive distribution network to drive growth globally. Sales of MLIM products through the Private Client channel have benefited from MLIM's enhanced product offering in the Merrill Lynch Consults(R) program. Third party distribution of MLIM retail products is growing in Europe, while in the United States, MLIM is focused on growing its institutional business.



SECOND QUARTER INCOME STATEMENT REVIEW:

REVENUES
--------

Net revenues were $5.0 billion, 11% lower than the 2001 second quarter and 3% below the first quarter of this year.

Commission revenues were $1.2 billion, 12% below the 2001 second quarter and 2% lower than the first quarter of 2002, due primarily to a global decline in client transaction volumes, particularly in listed equities and mutual funds. Commission revenues associated with trading of Nasdaq stocks were higher than in the year-ago quarter as institutional clients traded these stocks increasingly on an agency, rather than a principal, basis.

Principal transactions revenues decreased 18% from the second quarter of 2001 and 17% from the 2002 first quarter, to $728 million. These decreases are due primarily to lower revenues from equity derivatives, which were adversely impacted by reduced customer flow and lower volatility during much of the quarter. Principal transactions revenues in the 2002 second quarter include $70 million related to the sale of certain energy trading assets in 2001, which was offset by write-downs of credit positions, principally in the telecommunications sector.


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Underwriting revenues were $511 million, 25% lower than the 2001 second quarter but 7% above the first quarter of 2002. Strategic advisory revenues declined 38% from the 2001 second quarter, to $194 million, but increased 6% from the first quarter of 2002. The year-over-year decreases reflect the global decline in investment banking activity.

Asset management and portfolio service fees were $1.3 billion, down 4% from the second quarter of 2001 and essentially unchanged from the 2002 first quarter. The decrease from the prior year primarily reflects a market-driven decline in equity assets under management. Private Client portfolio service fees increased from both year-ago and prior quarters as demand for managed account services continued to grow.

Other revenues were $219 million, up $66 million from the 2001 second quarter and unchanged from the first quarter of 2002. The year-over-year increase primarily resulted from increased realized gains on the investment portfolio of Merrill Lynch's U.S. banks, partially offset by write-downs of private equity investments.

Net interest profit was $797 million, 2% below both the year-ago quarter and the first quarter of 2002.


EXPENSES
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Compensation and benefits expenses were $2.6 billion, a decrease of 14% from the
2001 second quarter and 3% from the first quarter of 2002. Compensation and benefits expenses were 51.9% of net revenues for the second quarter of 2002, compared to 53.4% in the 2001 second quarter. The decrease is due primarily to a reduction in staffing and lower severance expenses.


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Non-compensation expenses, which included $111 million related to the New York
State Attorney General settlement agreement and related costs (included in the Corporate segment), decreased 18% from the 2001 second quarter and were essentially unchanged from the first quarter of 2002. Details of the significant changes in non-compensation expenses from the second quarter of 2001 follow:

o communications and technology costs were $412 million, down 27% due to reduced systems consulting costs, lower technology equipment depreciation and lower communications costs;

o occupancy and related depreciation was $228 million, a decline of 16% due primarily to lower rental expenses resulting from the fourth quarter 2001 restructuring initiatives;

o brokerage, clearing, and exchange fees were $172 million, down 29% resulting from lower transaction volumes;

o advertising and market development expenses were $151 million, down 25% due primarily to reduced spending on travel and advertising;

o professional fees decreased 13%, to $132 million, due largely to reduced spending on consulting services, partially offset by increased legal fees;

o office supplies and postage decreased 29% to $65 million due to lower levels of business activity, and efficiency initiatives; and

o other expenses were $274 million, up 64% due to the provision for the $100 million payment agreed to as part of the settlement agreement with the New York State Attorney General.

Merrill Lynch's year-to-date effective tax rate was 29.7%, down from 31.2% in the first quarter of 2002. The decrease in the rate resulted from benefits associated with the wind-down of the Merrill Lynch HSBC joint venture, as well as from the lower tax rate associated with certain foreign earnings and net tax settlements.


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During the second quarter of 2002, Merrill Lynch completed its review of goodwill in accordance with SFAS No. 142 "Goodwill and Other Intangible Assets" and determined that the fair value of the reporting units to which goodwill relates exceeds the carrying value of such reporting units. Accordingly, no goodwill impairment loss was recognized.


STAFFING
--------

Merrill Lynch's full-time employees totaled 54,600 at the end of the second quarter, a decline of 1,800 during the quarter. Approximately half of this reduction is due to the re-sizing of the Private Client business in Japan.

            *                *                 *                 *

Certain statements contained in this report may constitute forward-looking statements, including, for example, statements about management expectations, strategic objectives, business prospects, anticipated expense savings and financial results, anticipated results of litigation and regulatory proceedings, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Merrill Lynch's beliefs regarding future events, which are inherently uncertain. There are a variety of factors, many of which are beyond Merrill Lynch's control, which affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, actions and initiatives taken by both current and potential competitors, the effect of current, pending and future legislation and regulation both in the United States and throughout the world, and the other risks detailed in Merrill Lynch's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Merrill Lynch does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was


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made. The reader should, however, consult any further disclosures of a forward-looking nature Merrill Lynch may make in its reports on Form 10-K, Form 10-Q, and Form 8-K.



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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         (c)      Exhibits
                  --------
                  (99)     Additional Exhibits

                           (i) Preliminary Unaudited Earnings Summary for the three- and six-month periods ended June 28, 2002 and supplemental information.







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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                 MERRILL LYNCH & CO., INC.
                         -------------------------------------------------------
                                                     (Registrant)





                                    By:       /s/ Thomas H. Patrick
                         -------------------------------------------------------
                                                  Thomas H. Patrick
                                                  Executive Vice President and
                                                  Chief Financial Officer


Date:    July 16, 2002




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                                  EXHIBIT INDEX
                                  -------------


Exhibit No.      Description                                            Page
-----------      -----------                                            ----
(99)             Additional Exhibits                                    14-19

                 (i) Preliminary Unaudited Earnings Summary for the three- and six-month periods ended June 28, 2002 and supplemental information.


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